Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

MannKind Corporation

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock, par value $0.01 per share	(1)	(2)	(2)	(2)	(1)	(1)
	Equity	Preferred Stock, par value $0.01 per share	(1)	(2)	(2)	(2)	(1)	(1)
	Debt	Debt Securities	(1)	(2)	(2)	(2)	(1)	(1)
	Other	Warrants	(1)	(2)	(2)	(2)	(1)	(1)
	Equity	Common Stock, par value $0.01 per share	457(o) and 457(r)	$50,000,000	N/A	N/A	$0.0000927	$4,635
	Total Offering Amount					$50,000,000(3)	$0.0000927	$4,635
	Total Fees Previously Paid							—
	Total Fee Offsets							$4,635 (4)
	Net Fee Due							$0 (4)

(1)	Pursuant to Rules 456(b) and 457(r), the registrant is deferring payment of all applicable registration fees.
(2)

Omitted pursuant to General Instructions II.E of Form S-3. An indeterminate number or amount, as the case may be, of common stock, preferred stock, debt securities and warrants are being registered hereunder as may from time to time be issued at indeterminate prices. The securities being registered hereunder may be convertible into or exchangeable or exercisable for other securities of any identified class, and may be sold separately or in combination with the other securities registered hereunder. In addition to the securities that may be issued directly under this registration statement, there is being registered hereunder such indeterminate aggregate number or amount, as the case may be, of the securities of each identified class as may from time to time be issued upon the conversion, exchange, settlement or exercise of other securities offered hereby. Separate consideration may or may not be received for securities that are issuable upon the conversion or exercise of, or in exchange for, other securities offered hereby. In addition, pursuant to Rule 416 under the Securities Act, the shares being registered hereunder include such indeterminate number of shares of common stock and preferred stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(3)

The securities registered hereunder may be sold separately or in a combination with other securities registered hereby. Does not include registration fees deferred in accordance with Rules 456(b) and 457(r) under the Securities Act, as described in Note (1) above.

(4)

On March 29, 2019, the registrant filed a registration statement on Form S-3 (File No. 333-230633)(the “Prior Registration Statement”), registering, among other securities, the issuance of up to $500,000,000 of undesignated securities of the registrant (the “Prior Universal Shelf Securities”). The registration fee associated with the Prior Universal Shelf Securities was $60,600. Due to prior offsets, the registrant paid a registration fee of $31,225.95 in connection with the filing of the Prior Registration Statement. Pursuant to the Prior Registration Statement, the registrant sold $28,620,862 of Prior Universal Shelf Securities, which equates to an associated registration fee of $1,787.43 based on the total registration fee paid in connection with the filing of the Prior Registration Statement. Accordingly, the unused registration fee paid in connection with the Prior Registration Statement and the Prior Universal Shelf Securities is $29,438,52.

Pursuant to Rule 457(p) under the Securities Act, the registration fee applicable to the $50,000,000 of Common Stock of the registrant being registered hereby in the amount of $4,635 is offset by $4,635 in registration fees previously paid by the registrant with respect to Prior Universal Shelf Securities that were registered but not issued pursuant to the Prior Registration Statement. Accordingly, no registration fees are being paid at this time. Concurrently with the filing of this registration statement, any offering of unsold Prior Universal Shelf Securities pursuant to the Prior Registration Statement is hereby terminated.

Pursuant to Rule 457(p) under the Securities Act, the remaining unused fees from the Prior Registration Statement ($24,803.52) will be applied to the fees payable pursuant to this registration statement under the applicable prospectus supplement.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Formor Filing Type	File Number	Initial Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed
Rule 457(p)
Fee Offset Claims	MannKind Corporation	S-3	333-230633	3/29/2019	$4,635 (1)	Equity, Debt, Other	Unallocated – Universal Shelf	Unallocated – Universal Shelf	$471,379,138

(1)	See Note (4) under Table 1 above.